AMENDMENT NO. 1 TO

LETTER AGREEMENT

THIS AMENDMENT NO. 1 TO LETTER AGREEMENT (“Amendment No. 1”) is made and entered into effective the 12th day of December, 2006, by and between MORMEG, LLC, a Kansas limited liability company (“MorMeg”) and EnerJex Resources, Inc., a Nevada corporation (“EnerJex”).

RECITALS

A.           MorMeg and EnerJex entered into a letter agreement on or about September 26, 2006 (the “Letter Agreement”) which defined certain terms of an option for EnerJex to participate in a joint exploration effort in Woodson and Greenwood Counties, Kansas.

B.           Pursuant to Section C of the Letter Agreement, EnerJex was granted a 90 day exclusive option to secure necessary financing for development of certain MorMeg leases/assets.

C.          Pursuant to Section D of the Letter Agreement, once EnerJex obtains the minimum financing, and desires to exercise its option as stated in Section C of the Letter Agreement, EnerJex will sign a mutually agreeable Joint Exploration Agreement (JEA) to govern the parties activities. Upon signing a mutually agreeable JEA, MorMeg will receive a one time premium payment of $400,000; and

D.           MorMeg and EnerJex desire to amend the Letter Agreement pursuant to this Amendment No. 1.

NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

1.            The 90 day exclusive option described in Section C of the Letter Agreement is hereby extended for an additional 120 days.

2.            The $400,000 one time premium payment set forth in Section D of the Letter Agreement is hereby reduced to $200,000.

3.            As consideration for the extension of the exclusive option and the reduction in the one time premium payment, EnerJex shall issue MorMeg three hundred twenty thousand (320,000) shares of its restricted common stock, valued at $200,000, within five (5) business days of the execution of this Amendment No. 1. Such shares shall bear “piggy-back” registration rights and be registered on EnerJex’s next registration statement on Form SB-2.

4.            Other than as specifically provided in this Amendment No. 1, all other provisions of the Letter Agreement shall remain in full force and effect, the Letter Agreement as amended by this Amendment No. 1 constituting the sole and entire agreement between the parties as to the matters contained herein, and superseding any and all conversations, letters and other communications which may have been disseminated by the parties relating to the subject matter hereof, all of which are void and of no effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MorMeg:

MorMeg, LLC, a Kansas limited liability company

By: /s/ Mark Haas
Name: Mark Haas
Title: Managing Member

EnerJex:

EnerJex Resources, Inc., a Nevada corporation

By: /s/ Steve Cochennet
Name: Steve Cochennet
Title: Chief Executive Officer